Exhibit (e)(2)

                        NEUBERGER BERMAN MANAGEMENT INC.
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A


The Series of Income Funds currently subject to this Agreement are as follows:

Neuberger Berman Cash Reserves
Neuberger Berman Government Money Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Institutional Cash Fund
Neuberger Berman Limited Maturity Bond Fund
Neuberger Berman Municipal Money Fund
Neuberger Berman Municipal Securities Trust
Neuberger Berman Strategic Income Fund


Dated:  June 3, 2003